UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              September 23, 2013

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND                         001-33177                22-1897375

(State or other jurisdiction     (Commission        (IRS Employer

of incorporation)                 File Number)            Identification Number)

3499 Route 9N, Suite 3C, Freehold, NJ    07728

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code         (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[  ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On September 24, 2013, Monmouth Real Estate Investment Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report, under Item 1.01, that the Company entered into an Employment Agreement (the “Employment Agreement”) with Michael P. Landy, President and Chief Executive Officer, effective October 1, 2013.  The Company is filing this Form 8-K/A to amend the Original 8-K to report the Employment Agreement under Item 5.02, disclose summary information of the Employment Agreement and update information in Exhibit 99 filed with the Original 8-K.  This Form 8-K/A is an amendment and restatement of the Original 8-K in its entirety.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2013, Michael P. Landy, the President and Chief Executive Officer of the Company, entered into the Employment Agreement, effective October 1, 2013, with the Company.  The Employment Agreement reflects the terms and conditions of Mr. Landy’s employment.

The Employment Agreement has an initial term expiring on September 30, 2016, unless otherwise terminated, and will be automatically renewed and extended for successive one-year periods, provided that neither Mr. Landy nor the Company provides notice to the other party electing not to renew or extend the Employment Agreement at least ninety (90) days prior to the expiration of the initial term or any anniversary thereof.  The Employment Agreement provides for a minimum annual base salary of $500,000, with five percent (5%) increases each fiscal year of the initial term.

Under the Employment Agreement, Mr. Landy is also eligible for annual cash bonuses based on the satisfaction of performance goals established by the Company’s Compensation Committee.  These performance goals are in connection with progress toward achieving certain target levels of growth in annual equity market capitalization, adjusted funds from operations and dividend per share.  Mr. Landy may receive an annual bonus of up to $60,000, based on the attainment of specified performance measures tied to annual increases in the Company’s equity market capitalization, plus up to $90,000, based on the attainment of specified performance measures tied to annual increases in the Company’s adjusted funds from operations, plus up to $120,000 based on the attainment of specified performance measures tied to annual increases in the Company’s dividend.

Mr. Landy is also entitled to participate in the Company’s Stock Option Plan, including any grants of restricted stock and/or stock options, upon terms and conditions approved by the Company and subject to approval of the Compensation Committee.

Under the Employment Agreement, if Mr. Landy’s employment is terminated by the Company for any reason, either involuntary or voluntary, including the death of the Employee, other than a termination for cause (as defined in the Employment Agreement), Mr. Landy shall be entitled to the greater of the base salary due under the remaining term of the Employment Agreement or two year’s compensation at the date of termination, paid monthly over the remaining term or life of the Employment Agreement.  A termination in connection with a change of control shall not be considered for cause.

The Employment Agreement provides that in a change of control, Mr. Landy has the right to extend and renew the Employment Agreement for three years from the date of the change of control, or, alternatively, to terminate the Employment Agreement and receive one year’s base salary.  In addition, provided that Mr. Landy is actively employed by the Company as of the consummation of a change of control, Mr. Landy shall be entitled to a transaction bonus consistent with the terms of the Company’s Executive Management Transaction Bonus Plan, which shall be approved by the Company’s Compensation Committee.

The Employment Agreement entitles Mr. Landy to customary fringe benefits, including vacation and health benefits, and the right to participate in the Company’s retirement plan.

The above summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is filed herewith as Exhibit 10.1, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description

10.1	Employment Agreement, dated September 23, 2013, between Monmouth Real Estate Investment Corporation and Michael P. Landy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MONMOUTH REAL ESTATE INVESTMENT CORPORATION

                                /s/   Kevin S. Miller

                                KEVIN S. MILLER

                                Chief Financial and Accounting Officer

        Date        September 26, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated September 23, 2013, between Monmouth Real Estate Investment Corporation and Michael P. Landy